SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2010

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On May 3, 2010, Arrhythmia Research Technology, Inc. (the "Company") announced its financial results for the three months ended March 31, 2010.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.01 to this Current Report on Form 8-K.

The information in this Form 8-K and Exhibit 99.01 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                      Description

99.01	Press Release dated May 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 5th day of May, 2010.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison
David A. Garrison
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit                     Description

99.01	Press Release dated May 3, 2010.

Exhibit 99.01

[

FOR IMMEDIATE RELEASE                                                                                                                Contact: David A. Garrison

Website:  http://www.arthrt.com                                                                                                                    (978) 345-5000
May 3, 2010

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

ANNOUNCES RESULTS FOR FIRST QUARTER 2010

Results Include Initial Revenue from Multi-Year SAECG Software License
Fitchburg, MA

Arrhythmia Research Technology, Inc. (the “Company”) (AMEX: HRT) and its wholly owned subsidiary Micron Products, Inc. (“Micron”) reported total revenue of $5,585,000 and net income of $103,000 for the quarter ended March 31, 2010, which represent increases of 19% and 26% respectively as compared to total revenue of $4,683,000 and net income of $82,000 for the same quarter of 2009.  Net income per share for the three months ended March 31, 2010 increased 33% to $0.04 per share from $0.03 per share for the same period in 2009.

James E. Rouse, the Company’s President and CEO, commented, “The revenue increase from the same period in 2009 was mainly the result of higher volume in the sensor and defense industries.  Sensor volume and revenue increased 8% and 18% respectively in the first quarter, while revenues from defense related products rose 44% from the same period of 2009.  We are pleased that implementation of the Company’s SAECG software license agreement is ahead of schedule.  In the first quarter we completed half the SAECG software adaption to the customer’s use, which is reflected in the first quarter revenue.

Our recent investment in automation for sensor manufacture is reducing labor costs, improving quality, and our ability to meet customer demands.  Management is optimistic that our continuing efforts to streamline manufacturing processes and to focus on products, services and strategic goals will continue to produce improved results.”

About Arrhythmia Research Technology, Inc.

The Company’s products include proprietary signal-averaging electrocardiography (SAECG) software used in the detection of potentially lethal heart arrhythmias.  The Company through its wholly owned subsidiary Micron Products, Inc. manufactures silver plated and non-silver plated conductive resin sensors and distributes metal snaps used in the manufacture of disposable ECG, EEG, EMS and TENS electrodes.  Micron’s MIT division provides end-to-end product life cycle management through a comprehensive portfolio of value-added services such as design, engineering, prototyping, manufacturing, machining, assembly and packaging.  MIT manufactures custom injection molded products for medical, electronic, industrial and consumer applications, and provides high end mold design, manufacturing and precision machining for various industries.

For more information please visit our websites:
http://www.arthrt.com                                                      http://www.micronproducts.com                                                                http://www.micronintegrated.com

Forward Looking Statements

Forward-looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance.  The factors that could cause actual results to differ materially include: our ability to maintain our current pricing model and/or decrease our cost of sales; continued availability of supplies or materials used in manufacturing at competitive prices; volatility in commodity and energy prices and our ability to offset higher costs with price increases; the costs inherent with complying with new statutes and regulations; variability of customer delivery requirements; our ability to efficiently integrate future acquisitions and other new lines of business that the Company may enter in the future.  More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009.